Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, D.C. 20549

We consent to the use in this Registration Statement on Form S-1 dated February 29, 2012 of ChineseInvestors.com, Inc. of our report dated May 31, 2011, relating to our audit of the financial statements for the for the fiscal years ended May 31, 2011 and May 31, 2010 appearing in the prospectus which is part of this Registration Statement.

We also consent to the references to our Firm under the caption “Experts” in such Prospectus.

/s/B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO
June 4 , 2012